Exhibit 4.6

JOINDER AGREEMENT

DECEMBER 27, 2010

WHEREAS, CLEARWATER PAPER CORPORATION, a Delaware corporation ( the “Company”), and Banc of America Securities LLC (the “Initial Purchaser”) heretofore executed and delivered a Purchase Agreement (“Purchase Agreement”), dated October 13, 2010, providing for the issuance and sale of the Securities (as defined therein); and

WHEREAS, the Company and the Initial Purchaser heretofore executed and delivered a Registration Rights Agreement, dated October 22, 2010 (the “Registration Rights Agreement”), providing for the registration under the Securities Act of 1933 of the Securities; and

WHEREAS, as a condition to the consummation of the offering of the Securities, the Company agreed to cause each party signatory hereto (each a “Joinder Party” and collectively, the “Joinder Parties”) to become party to the Purchase Agreement and the Registration Rights Agreement upon the Release (as such term is defined in the Purchase Agreement) by executing this Joinder Agreement (this “Joinder”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and/or Registration Rights Agreement, as applicable.

NOW, THEREFORE, each Joinder Party hereby agrees for the benefit of the holders of the Securities, as follows:

1. Representations and Warranties and Agreements of each Joinder Party. Each Joinder Party hereby represents and warrants to and agrees that it has all the requisite corporate limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Joinder and the consummation of the transaction contemplated hereby. This Joinder is a valid and legally binding agreement enforceable against each Joinder Party in accordance with its terms.

2. Joinder. Without limiting the generality of the foregoing, each Joinder Party agrees that it will (i) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Joinder Parties, including, without limitation, all obligations pursuant to Sections 8(a), (c) and (d), of the Purchase Agreement, and (ii) be bound by the Registration Rights Agreement, as if such Joinder Party was a party thereto as of the date of the Purchase Agreement and the Registration Rights Agreement.

3. Counterparts. This Joinder may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

7. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Joinder shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Joinder is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

Cellu Tissue Holdings, Inc., a Delaware corporation

Cellu Tissue Corporation–Natural Dam, a Delaware corporation

Cellu Tissue Corporation–Neenah, a Delaware corporation

Cellu Tissue LLC, a Delaware limited liability company

Coastal Paper Company, a Virginia general partnership

Menominee Acquisition Corporation, a Delaware corporation

Van Paper Company, a Mississippi corporation

Van Timber Company, a Mississippi corporation

Cellu Tissue–Thomaston, LLC, a Delaware limited liability company

Cellu Tissue–Long Island, LLC, a Delaware limited liability company

Cellu Tissue Corporation–Oklahoma City, a Delaware corporation

By:	/s/ Linda K. Massman

Name:	Linda K. Massman
Title:	Vice President and Chief Financial Officer

SIGNATURE PAGE TO JOINDER AGREEMENT (PURCHASE AGREEMENT)